Exhibit 15

January 7, 2005

The Board of Directors and Shareholders of
Emmis Communications Corporation and Subsidiaries

We are aware of the incorporation by reference in the combined shelf Registration Statement (Form S-3, No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company of our reports dated June 25, 2004, October 6, 2004 and January 5, 2005 relating to the unaudited condensed consolidated interim financial statements of Emmis Communications Corporation that are included in its Forms 10-Q for the quarters ended May 31, 2004, August 31, 2004 and November 30, 2004.

We are also aware of the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Emmis Communications Corporation 1994 Equity Incentive Plan (No. 33-83890); the Emmis Communications Corporation 1995 Equity Incentive Plan and the Non-Employee Director Stock Option Plan (No. 333-14657); the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement (No. 333-42878); the Emmis Communications Corporation 2001 Equity Incentive Plan (No. 333-71904); the Emmis Communications Corporation 2002 Equity Compensation Plan (No. 333-92318); the Emmis Operating Company 401(k) Plan and Emmis Operating Company 401(k) Plan Two (No. 333-105724), and the Emmis Communications Corporation 2004 Equity Compensation Plan (No. 333-117033) of Emmis Communications Corporation and Emmis Operating Company of our reports dated June 25, 2004, October 6, 2004 and January 5, 2005 relating to the unaudited condensed consolidated interim financial statements of Emmis Communications Corporation that are included in its Forms 10-Q for the quarters ended May 31, 2004, August 31, 2004 and November 30, 2004.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933. It should be noted that we have not performed any procedures subsequent to January 5, 2005.

Very truly yours,

/s/ Ernst & Young LLP